UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2013

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0399260
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

112 North Curry Street, Carson City, Nevada 89703
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities.

On September 3, 2013, Gilla Inc. (the “Company”) closed the first issuances of unsecured subordinated convertible debentures ("Debentures").  The Company received proceeds of $425,000 from the initial placement of the Debentures.

The Debentures will mature on January 31, 2016 and bear interest at a rate of 12% per annum, which shall be paid quarterly in arrears. The Debentures shall be convertible into the Common Stock of the Company (the "Common Stock") at a conversion rate of $0.10 per share at any time prior to the maturity date.

The proceeds of the offering will be used to repay debt, advance the electronic cigarette business which includes the purchase of inventory, capital expenditures in technology for the online marketing strategy, corporate marketing initiatives, working capital and general administrative purposes.

Neither the Debentures nor the Common Stock issuable upon conversion thereof have been registered under the Securities Act of 1933, as amended, or any state securities laws and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Debentures will be sold in a private placement only to accredited investors in the United States and pursuant to Regulation S outside the United States.  The Company relied upon Regulation S with respect to the initial issuances of Debentures.  This Report on Form 8-K does not constitute a solicitation or offering to purchase the Debentures or any other securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: September 5, 2013	By:	/s/ J. Graham Simmonds
Name: J. Graham. Simmonds
Title: Chief Executive Officer